CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Avalanche International Corp (the “Company”) on Form 10-K/A for the year ended November 30, 2014 filed with the Securities and Exchange Commission (the “Report”), I, Phil Mansour, Chief Executive Officer of the Company, and, I, Rachel Boulds, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Phil Mansour
Name:	Phil Mansour
Title:	Principal Executive Officer and Director
Date:	March 18, 2015

By:	/s/ Rachel Boulds
Name:	Rachel Boulds
Title:	Principal Financial Officer
Date:	March 18, 2015

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.